UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 8, 2004

Date of Report
(Date of earliest event reported)

THE RYLAND GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-08029	52-0849948

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24025 Park Sorrento, Suite 400, Calabasas, California	91302

(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (818) 223-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure; and

Item 12. Results of Operations and Financial Condition

On January 8, 2004, The Ryland Group, Inc. announced preliminary net new unit orders and closings for the three months ended December 31, 2003, as well as an update of 2003 and 2004 earnings guidance. A copy of this press release is attached hereto as Exhibit 99. The information in Exhibit 99 is being furnished pursuant to both Items 9 and 12 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RYLAND GROUP, INC.

Date: January 8, 2004	By:	/s/ David L. Fristoe

David L. Fristoe Senior Vice President, Corporate Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99	Press release dated January 8, 2004